                                                                  EXHIBIT 3.1(h)


                               ARTICLES OF MERGER
                                       OF

                                  TPH I, INC.,
                             A DELAWARE CORPORATION;

                                  TPH II, INC.,
                             A DELAWARE CORPORATION;

                                 TPH III, INC.,
                             A DELAWARE CORPORATION;

                                  TPH IV, INC.,
                             A DELAWARE CORPORATION;

                                  TPH V, INC.,
                           A DELAWARE CORPORATION; AND

                                  TPH VI, INC.,
                             A DELAWARE CORPORATION

                                      INTO

                               CINEMARK USA, INC.
                               A TEXAS CORPORATION

         Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (the "TBCA"), TPH I, Inc., TPH II, Inc., TPH III, Inc., TPH IV, Inc., TPH V, Inc. and TPH VI, Inc., each a corporation organized under and governed by the laws of the State of Delaware (each a "TPH SUBSIDIARY" and collectively, the "TPH SUBSIDIARIES") and Cinemark USA, Inc., a corporation organized under and governed by the laws of the State of Texas ("CINEMARK USA"), hereby execute and adopt the following Articles of Merger this 14th day of February, 2003 and certify that:

         FIRST: The name and jurisdiction of incorporation of each of the constituent corporations of the merger is as follows:


                           Name                                           Jurisdiction of Incorporation
                           ----                                           -----------------------------
                        TPH I, Inc.                                                  Delaware

                       TPH II, Inc.                                                  Delaware

                       TPH III, Inc.                                                 Delaware

                       TPH IV, Inc.                                                  Delaware

                        TPH V, Inc.                                                  Delaware

                       TPH VI, Inc.                                                  Delaware

                    Cinemark USA, Inc.                                                Texas

         SECOND: The TPH Subsidiaries and Cinemark USA are parties to a Plan of Merger and Liquidation dated as of February 14, 2003 (the "PLAN OF MERGER AND LIQUIDATION"). The Plan of Merger and Liquidation provides for the merger of each TPH Subsidiary with and into Cinemark USA (the "MERGER"). Cinemark USA shall be the surviving corporation.

         THIRD: The Plan of Merger and Liquidation and the performance of its terms were duly adopted, approved, certified, executed, acknowledged and authorized by all action required by the laws under which each corporation that is a party to the Merger was incorporated, including Article 5.03 of the TBCA and Section 253 of the Delaware General Corporation Law (the "DGCL"), and by each such corporation's constituent documents.

         FOURTH: The effective date of the Merger shall be February 14, 2003, and the effective time on such date shall be 2:00 pm Central Standard Time (collectively, the "EFFECTIVE TIME").

         FIFTH: The Articles of Incorporation of Cinemark USA will be the Articles of Incorporation of the surviving corporation. The Articles of Incorporation of Cinemark USA will not be amended in connection with this Merger.

         SIXTH: The Plan of Merger and Liquidation is not required to be approved by the stockholders of each of the TPH Subsidiaries pursuant to Section 253 of the DGCL, or the shareholders of Cinemark USA pursuant to Article 5.03 of the TBCA.

         SEVENTH: The executed agreement of merger is on file at 3900 Dallas Parkway, Suite 500, Plano, Texas 75093, the address of the principal place of business of the surviving corporation.

         EIGHTH: A copy of the Plan of Merger and Liquidation will be furnished by the surviving corporation, on written request and without cost, to (i) any shareholder of Cinemark USA or stockholder of any of the TPH Subsidiaries and
(ii) any creditor or obligee of the parties to the Merger at the time of the Merger if such obligation is still outstanding at the time of such written request.

         NINTH: At the Effective Time, all property (including, without limitation, the real, personal and intangible property), rights, privileges, powers and franchises of each of the TPH Subsidiaries shall vest in Cinemark USA, and all liabilities and obligations (including the payment of all fees and franchise taxes) of each of the TPH Subsidiaries shall become liabilities and obligations of Cinemark USA.



                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, each of the constituent corporations has caused this certificate to be signed by an authorized officer as of the date first written above.


                                   CINEMARK USA, INC.


                                   By:
                                      ------------------------------------------
                                   Name:  Michael Cavalier
                                   Title:  Vice President-General Counsel


                                   TPH I, INC.


                                   By:
                                      ------------------------------------------
                                   Name:  Michael Cavalier
                                   Title:  Vice President


                                   TPH II, INC.


                                   By:
                                      ------------------------------------------
                                   Name:  Michael Cavalier
                                   Title:  Vice President


                                   TPH III, INC.


                                   By:
                                      ------------------------------------------
                                   Name:  Michael Cavalier
                                   Title:  Vice President


                                   TPH IV, INC.


                                   By:
                                      ------------------------------------------
                                   Name:  Michael Cavalier
                                   Title:  Vice President



                   TPH 1-VI Articles of Merger Signature Page

                                   TPH V, INC.


                                   By:
                                      ------------------------------------------
                                   Name:  Michael Cavalier
                                   Title:  Vice President


                                   TPH VI, INC.


                                   By:
                                      ------------------------------------------
                                   Name:  Michael Cavalier
                                   Title:  Vice President


                   TPH 1-VI Articles of Merger Signature Page